CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 16, 2016, relating to the financial statements of PIMCO Flexible Credit Income Fund which appear in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

February 7, 2017